                                                                     EXHIBIT 4.1
================================================================================

                     PROTECTION ONE ALARM MONITORING, INC.,
                                    as Issuer


                              PROTECTION ONE, INC.,
                                as Parent Company


                                       and


                      STATE STREET BANK AND TRUST COMPANY,
                                   as Trustee


                              --------------------


                          Supplemental Indenture No. 1

                         Dated as of September 20, 1996


                              --------------------

                                  $90,000,000

             6 3/4% Convertible Senior Subordinated Notes due 2003
================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                   ARTICLE ONE
                Relation to Subordinated Indenture; Definitions;
                      Amendments to Subordinated Indenture

         SECTION 1.01          Relation to Subordinated Indenture...............................................  2
         SECTION 1.02          Definitions......................................................................  2
         SECTION 1.03          Amendments to Subordinated Indenture.............................................  9

                                   ARTICLE TWO
                               The Series of Notes

         SECTION 2.01          Title of the Securities.......................................................... 11
         SECTION 2.02          Limitation on Aggregate Principal Amount; Dates of Notes......................... 11
         SECTION 2.03          Form and Denomination of Notes................................................... 11
         SECTION 2.04          Date of Notes; Payments of Interest.............................................. 12
         SECTION 2.05          Place of Payment................................................................. 14
         SECTION 2.06          Method of Payment................................................................ 14
         SECTION 2.07          Registrar and Paying Agent....................................................... 14

                                  ARTICLE THREE
                               Redemption of Notes

         SECTION 3.01          Redemption Prices................................................................ 15
         SECTION 3.02          Notice of Redemption; Selection of Notes......................................... 15
         SECTION 3.03          Payment of Notes Called for Redemption........................................... 17
         SECTION 3.04          Conversion Arrangement on Call for Redemption.................................... 18
         SECTION 3.05          Redemption at Option of Holders.................................................. 19

                                  ARTICLE FOUR
                               Conversion of Notes

         SECTION 4.01          Right to Convert................................................................. 22
         SECTION 4.02          Exercise of Conversion Privilege; Issuance of Common
                               Stock on Conversion; No Adjustment for Interest or
                               Dividends........................................................................ 22

         SECTION 4.03          Cash Payments in Lieu of Fractional Shares....................................... 24
         SECTION 4.04          Conversion Price................................................................. 24
         SECTION 4.05          Adjustment of Conversion Price................................................... 24
         SECTION 4.06          Effect of Reclassification, Consolidation, Merger or Sale........................ 36

         SECTION 4.07          Taxes on Shares Issued........................................................... 37
         SECTION 4.08          Reservation of Shares; Shares to Be Fully Paid; Compliance
                               with Governmental Requirements; Listing of Common Stock.......................... 37

         SECTION 4.09          Responsibility of Trustee........................................................ 38
         SECTION 4.10          Notice to Holders Prior to Certain Actions....................................... 38
         SECTION 4.11          Conversion Agent................................................................. 39

                                  ARTICLE FIVE

                                Certain Covenants

         SECTION 5.01          Office of the Parent Company..................................................... 39
         SECTION 5.02          Limitation on Senior Subordinated Indebtedness................................... 40
         SECTION 5.03          Limitation on Senior Indebtedness................................................ 40
         SECTION 5.04          Issuance of Certain Subsidiary Guarantees........................................ 40

                                   ARTICLE SIX

                             Subordination of Notes

         SECTION 6.01          Notes Subordinated to Senior Indebtedness........................................ 41
         SECTION 6.02          No Payment on Securities or Coupons in Certain
                               Circumstances.................................................................... 41

         SECTION 6.03          Payment over of Proceeds upon Dissolution, Etc................................... 43
         SECTION 6.04          Subrogation...................................................................... 44
         SECTION 6.05          Obligations of the Issuer Unconditional.......................................... 45
         SECTION 6.06          Notice to Trustee................................................................ 45
         SECTION 6.07          Reliance on Judicial Order or Certificate of Liquidating
                               Agent............................................................................ 46

         SECTION 6.08          Trustee's Relation to Senior Indebtedness........................................ 46
         SECTION 6.09          Subordination Rights Not Impaired by Acts or Omissions of
                               the Issuer or Holders of Senior Indebtedness..................................... 47

         SECTION 6.10          Holders Authorize Trustee to Effectuate Subordination of
                               the Notes........................................................................ 47

         SECTION 6.11          Not to Prevent Events of Default................................................. 47
         SECTION 6.12          Trustee's Compensation Not Prejudiced............................................ 47
         SECTION 6.13          No Waiver of Subordination Provisions............................................ 47
         SECTION 6.14          Payments May Be Paid Prior to Dissolution........................................ 48

                                  ARTICLE SEVEN

                        Subordination of Note Guarantees

         SECTION 7.01          Note Guarantees Subordinated to Guarantor Senior
                               Indebtedness..................................................................... 48

         SECTION 7.02          No Payment on Note Guarantees in Certain Circumstances........................... 49
         SECTION 7.03          Payment over of Proceeds upon Dissolution, Etc................................... 50
         SECTION 7.04          Subrogation...................................................................... 51
         SECTION 7.05          Obligations of Guarantors Unconditional.......................................... 52
         SECTION 7.06          Notice to Trustee................................................................ 53
         SECTION 7.07          Reliance on Judicial Order or Certificate of Liquidating
                               Agent............................................................................ 54

         SECTION 7.08          Trustee's Relation to Guarantor Senior Indebtedness.............................. 54
         SECTION 7.09          Subordination Rights Not Impaired by Acts or Omissions of
                               Guarantors or Holders of Guarantor Senior Indebtedness........................... 54

         SECTION 7.10          Holders Authorize Trustee to Effectuate Subordination of
                               Note Guarantees.................................................................. 54

         SECTION 7.11          Not to Prevent Events of Default................................................. 55
         SECTION 7.12          Trustee's Compensation Not Prejudiced............................................ 55
         SECTION 7.13          No Waiver of Subordination Provisions............................................ 55
         SECTION 7.14          Payments May Be Paid Prior to Dissolution........................................ 55

                                  ARTICLE EIGHT

                            Miscellaneous Provisions

         SECTION 8.01          Ratification of Subordinated Indenture........................................... 56
         SECTION 8.02          Supplemental Indenture........................................................... 56
         SECTION 8.03          Governing Law.................................................................... 56
         SECTION 8.04          Counterparts..................................................................... 57
         SECTION 8.05          Effect of Headings............................................................... 57


EXHIBIT A

FORM OF FACE OF NOTE

FORM OF REVERSE OF NOTE

CONVERSION NOTICE

ASSIGNMENT

OPTION TO ELECT REPAYMENT UPON A FUNDAMENTAL CHANGE

ABBREVIATIONS

         THIS SUPPLEMENTAL INDENTURE NO. 1, dated as of September 20, 1996 between PROTECTION ONE ALARM MONITORING, INC., a Delaware corporation (the "Issuer"), PROTECTION ONE, INC., a Delaware corporation (the "Parent Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as trustee (the "Trustee") (the "Supplemental Indenture").


                              W I T N E S S E T H :

         WHEREAS, the Issuer has duly authorized the creation of an issue of 6 3/4% Convertible Senior Subordinated Notes due 2003 (the "Notes"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Issuer has duly authorized the execution and delivery of an Indenture dated as of August 29, 1996 providing for the issuance from time to time of unsecured debentures, notes or other evidences in one or more series (the "Securities") of the Issuer (the "Subordinated Indenture") and the execution and delivery of this Supplemental Indenture;

         WHEREAS, Sections 2.01 and 2.03 of the Subordinated Indenture provide for various matters with respect to any series of Securities issued under the Subordinated Indenture to be established in an indenture supplemental to the Subordinated Indenture;

         WHEREAS, Section 8.01(e) of the Subordinated Indenture provides for the Issuer and the Trustee to enter into an indenture supplemental to the Subordinated Indenture to establish the forms or terms of Securities of any series as permitted by Sections 2.01 and 2.03 of the Subordinated Indenture;

         WHEREAS, the Board of Directors of the Issuer has duly adopted resolutions authorizing the Issuer to execute and deliver this Supplemental Indenture; and

         WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled;

         NOW, THEREFORE:

         In consideration of the premises and the purchase of the series of Securities provided for herein by the Holders thereof, the Issuer, the Parent Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

                                   ARTICLE ONE

                Relation to Subordinated Indenture; Definitions;
                      Amendments to Subordinated Indenture

         SECTION 1.01 Relation to Subordinated Indenture.

         This Supplemental Indenture constitutes an integral part of the Subordinated Indenture and all references to "this Indenture" in this Supplemental Indenture shall mean and be a reference to the Subordinated Indenture as supplemented by this Supplemental Indenture. If there shall be any inconsistency or conflict between any provision of this Supplemental Indenture and any provision in the Subordinated Indenture, then, unless this Supplemental Indenture provides otherwise, the provision of this Supplemental Indenture shall prevail.

         SECTION 1.02 Definitions.

         For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

         (1) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Subordinated Indenture; and

         (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

         "Accounts" means alarm monitoring accounts or alarm service accounts of customers pursuant to which the Parent Company or any of its Subsidiaries provides alarm monitoring or other security services or sells, installs or services security alarms or services ancillary thereto.

         "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Applicable Price" means (i) in the event of a Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Fundamental Change, the arithmetic average of the Closing Price for the Common Stock (determined as set forth in Section 4.05(i)) during the ten Trading Days prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets in connection with the Fundamental Change.

         "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligation" is defined to mean the rental obligations, as aforesaid, under such lease.

         "Closing Price" shall have the meaning specified in Section 4.05(i)(1).

         "Conversion Price" shall have the meaning specified in Section 4.04.

         "Credit Agreement" means the Amended and Restated Credit Agreement dated as of June 7, 1996, as amended, among the Issuer and Heller Financial, Inc., as agent and as lender, and certain other lenders, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case as such Credit Agreement, agreements, instruments or documents (or such agents or lenders) may be amended, supplemented, extended, renewed, replaced, substituted or otherwise modified from time to time, including, without limitation, replacement or substitution in its entirety with one or more agreements, agents or syndicates of financial institutions; provided, that with respect to any one or more loan agreements providing for the refinancing of Indebtedness under the Credit Agreement, such loan agreement or loan agreements shall be the Credit Agreement under this Supplemental Indenture only if a notice to that effect has been delivered by the Issuer to the Trustee and there shall be at any time only one Credit Agreement Agent.

         "Credit Agreement Agent" means (i) if one loan agreement constitutes the Credit Agreement, the sole lender thereunder or the agent for the financial institutions from time to time party to such Credit Agreement and any successor or successors of such agent or (ii) if more than one loan agreement constitutes the Credit Agreement, the representative of the financial institutions from time to time parties to such agreements and any successor or successors of such representative, which representative shall have been identified in a written notice delivered by the Issuer to the Trustee.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary against fluctuations in currency values to or under which the Issuer or any Restricted Subsidiary is a party or a beneficiary on the date of this Supplemental Indenture or becomes a party or a beneficiary thereafter.

         "Defaulted Interest" shall have the meaning specified in Section 2.04.

         "Deferred Account Acquisition Price" means, in connection with (i) the purchase of Accounts, or (ii) the acquisition of all of the outstanding Capital Stock of a Person where the principal purpose of such acquisition is to acquire Accounts, that portion of the purchase price of such Accounts or Capital Stock that has been deferred to provide an offset for future purchase price adjustments.

         "Designated Senior Indebtedness" means (i) Indebtedness and all other monetary obligations (including expenses, fees and other monetary obligations) under the Credit Agreement and (ii) any other Indebtedness constituting Senior Indebtedness that, at any date of determination, has an aggregate principal amount of at least $25 million and is specifically designated by the Issuer in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

         "Discount Notes" means the Issuer's 13-5/8% Senior Subordinated Discount Notes due 2005.

         "Discount Notes Indenture" means the Indenture dated as of May 17, 1995, as amended, between the Issuer, as issuer, the Parent Company, as guarantor, and State Street Bank and Trust Company, as successor trustee, relating to the Discount Notes.

         "Distribution Securities" shall have the meaning specified in Section 4.05(d).

         "Expiration Time" shall have the meaning specified in Section 4.05(f) or Section 4.05(g), as applicable.

         "Fundamental Change" means the occurrence of any transaction or event in connection with which all or substantially all the Common Stock of the Parent Company shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock which is (or, upon consummation of or immediately following such transaction or event, will be) listed on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

         "Fundamental Change Expiration Time" shall have the meaning specified in Section 3.05(b).

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Supplemental Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP applied on a consistent basis.

         "Guarantor Payment Blockage Period" shall have the meaning specified in
Section 7.02(b).

         "Guarantor Senior Indebtedness" means, with respect to each Guarantor, the following obligations of such Guarantor, whether outstanding on the date of this Supplemental Indenture or thereafter Incurred: (i) all Indebtedness and all other monetary obligations (including expenses, fees and other monetary obligations) of such Guarantor under the Credit Agreement, including any Guarantee of Senior Indebtedness of the Issuer under the Credit Agreement and
(ii) all other Indebtedness of such Guarantor (other than the Note Guarantee and the Guarantee by such Guarantor of the obligations of the Issuer under the Discount Notes), including principal and interest on such Indebtedness if, in the case of this clause (ii), (A) in the event such Indebtedness is unsecured, a notice to the effect that such Indebtedness constitutes "Guarantor Senior Indebtedness" under this Indenture is delivered by the Issuer or such Guarantor to the Trustee, and (B) such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, does not expressly state that it is pari passu with, or subordinated in right of payment to, the Note Guarantee; provided that the term "Guarantor Senior Indebtedness" shall not include (a) any Indebtedness of such Guarantor that, when Incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to such Guarantor, (b) any Indebtedness of such Guarantor to the Parent Company or any Subsidiary of the Parent Company or to a joint venture in which such Guarantor or any Affiliate has an interest (unless, in the case of such Indebtedness of a Subsidiary Guarantor to the Issuer, (1) such Indebtedness is evidenced by a note or other similar instrument that is pledged to secure Senior Indebtedness, and (2) such note evidences an obligation by such Subsidiary Guarantor to repay proceeds of such Senior Indebtedness which at the time of any enforcement of the Notes were loaned to such Subsidiary Guarantor), (c) any Indebtedness of such Guarantor not permitted by this Indenture; provided, however, that this clause (c) shall not be applicable with respect to Indebtedness under clause (i) of this definition that consists of up to $200 million of principal outstanding at any time under the Credit Agreement, all interest accrued under the Credit Agreement on up to $200 million of principal and all other monetary obligations (other than principal and interest) under the Credit Agreement, (d) any repurchase, redemption or other obligation in respect of Redeemable Stock, (e) any Indebtedness of such Guarantor to any employee, officer or director of such Guarantor or any of its Affiliates, (f) any liability for federal, state, local or other taxes owed or owing by such Guarantor, (g) Indebtedness of such Guarantor pursuant to its Guarantee of any Indebtedness under the Discount Notes Indenture, which Indebtedness of such Guarantor shall be pari passu with the Note Guarantee of such Guarantor, and (h) any Trade Payables of such Guarantor. Guarantor Senior Indebtedness will also include interest accruing subsequent to an event specified in Section 5.01(d) or
Section 5.01(e) of the Subordinated Indenture at the rate provided for in the document governing such Guarantor Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code or similar laws relating to insolvency.

         "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person; provided that none of the accrual of interest, the accrual of dividends payable on Redeemable Stock or the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (except, with respect to the Issuer, the promissory notes issued by the Issuer in favor of Ion Leasing (which obligations have been defeased by a cash deposit in a segregated trust account)), (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such service, except (A) Trade Payables,
(B) all obligations to pay any Deferred Account Acquisition Price, provided that the maximum amount excluded from the definition of "Indebtedness" under this clause (B) shall not exceed $5 million in the aggregate at any date of determination and (C) compensation payable to employees of such Person (or any subsidiary thereof) under employee benefit plans of such Person, which compensation is deferred in the ordinary course of business of such Person (or such subsidiary) and in accordance with such plans, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, (viii) all outstanding Redeemable Stock issued by such Person and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations (other than those described in clause (vii)), the maximum liability upon the occurrence of the contingency giving rise to the obligations (including with respect to any premium which may be payable on the redemption of Redeemable Stock), provided
(i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes that are not delinquent.

         "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary against fluctuations in interest rates to or under which the Issuer or any Restricted Subsidiary is a party or a beneficiary on the date of this Supplemental Indenture or becomes a party or a beneficiary hereafter.

         "Issuer Notice" has the meaning specified in Section 3.05(b).

         "Noteholder" means the registered Holder of any Note.

         "Notes" shall have the meaning specified in Section 2.01.

         "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.09 of the Subordinated Indenture in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.

         "Purchased Shares" shall have the meaning specified in Section 4.05(f) or Section 4.05(g), as applicable.

         "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class of series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Discount Notes shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.12 and 4.13 of the Discount Notes Indenture and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuer's repurchase of such Discount Notes as are required to be repurchased pursuant to Sections 4.12 and 4.13 of the Discount Notes Indenture.

         "Reference Market Price" shall initially mean $9.67 and in the event of any adjustment to the Conversion Price pursuant to Sections 4.05(a), (b), (c),
(d), (e), (f), (g) or (h), the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of $9.67 to the initial Conversion Price specified in the form of Note attached hereto (without regard to any adjustment thereto).

         "Repurchase Date" shall have the meaning specified in Section 3.05(a).

         "Senior Indebtedness" means the following obligations of the Issuer, whether outstanding on the date of this Supplemental Indenture or thereafter Incurred (as defined herein): (i) all Indebtedness and all other monetary obligations (including expenses, fees and other monetary obligations) of the Issuer under the Credit Agreement and (ii) all other Indebtedness of the Issuer (other than the Notes and the Discount Notes), including principal and interest on such Indebtedness, if, in the case of this clause (ii), (A) in the event such Indebtedness is unsecured, a notice to the effect that such Indebtedness constitutes "Senior Indebtedness" under this Indenture is delivered by the Issuer to the Trustee, and (B) such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, does not expressly state that it is pari passu with, or subordinated in right of payment to, the Notes; provided that the term "Senior Indebtedness" shall not include (a) any Indebtedness of the Issuer that, when Incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Issuer, (b) any Indebtedness of the Issuer to the Parent Company or any Subsidiary of the Parent Company or to a joint venture in which the Issuer or any Affiliate has an interest, (c) any Indebtedness of the Issuer not permitted by this Indenture; provided, however, that this clause
(c) shall not be applicable with respect to Indebtedness under clause (i) of this definition that consists of up to $200 million of principal outstanding at any time under the Credit Agreement, all interest accrued under the Credit Agreement on up to $200 million of principal and all other monetary obligations (other than principal and interest) under the Credit Agreement, (d) any repurchase, redemption or other obligation in respect of Redeemable Stock, (e) any Indebtedness of the Issuer to any employee, officer or director of the Issuer or any of its Affiliates, (f) any liability for federal, state, local or other taxes owed or owing by the Issuer, (g) Indebtedness under the Discount Notes Indenture, which shall be pari passu with the Notes, and (h) any Trade Payables of the Issuer. Senior Indebtedness will also include interest accruing subsequent to an event specified in Section 5.01(d) or Section 5.01(e) of the Subordinated Indenture at the rate provided for in the document governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code or similar laws relating to insolvency.

         "Senior Subordinated Obligations" means all principal of, premium, if any, or interest on the Notes payable pursuant to the terms of the Notes or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Notes or amounts corresponding to such principal of or interest on the Notes.

         "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

         "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

         "Trading Day" shall have the meaning specified in Section 4.05(i)(5).

         "Trigger Event" shall have the meaning specified in Section 4.05(d).

         SECTION 1.03 Amendments to Subordinated Indenture. The Subordinated Indenture is hereby amended as follows:

         (a) The first paragraph to the Subordinated Indenture is hereby amended by deleting the words "a banking corporation duly organized and existing under the laws of the Commonwealth of Massachusetts" therein and inserting the words "a Massachusetts trust company" in lieu thereof.

         (b) Section 1.01 of the Subordinated Indenture is hereby amended by:

             (i) deleting the reference "Section 13.12" in the definition of "Judgment Currency" and inserting "Section 15.12" in lieu thereof;

             (ii) deleting the words "Article Twelve" in the definition of "Note Guarantee" and inserting the words "Article Thirteen" in lieu thereof;

             (iii) deleting the reference "Section 13.05" in the definition of "Officers' Certificate" and inserting the reference "Section 15.05" in lieu thereof;

             (iv) deleting the reference "Section 13.05" in the definition of "Opinion of Counsel" and inserting the reference "Section 15.05" in lieu thereof;

             (v) deleting the reference "Section 13.12" in the definition of "Required Currency" and inserting "Section 15.12" in lieu thereof; and

             (vi) deleting the reference "Section 8.07" in the definition of "Opinion of Counsel" and inserting the reference "Section 8.06" in lieu thereof.

         (c) Section 3.07 of the Subordinated Indenture is hereby amended by deleting in clause (ii) thereof the words "Article Twelve" and inserting the words "Article Thirteen" in lieu thereof.

         (d) Section 5.11 of the Subordinated Indenture is hereby amended by deleting in clause (i) thereof the reference "Section 3.09" and inserting the reference "Section 3.08" in lieu thereof.

         (e) Section 6.09(a) of the Subordinated Indenture is hereby amended by deleting in clause (i) of the first sentence thereof the reference "Section 3.09" and inserting the reference "Section 3.08" in lieu thereof.

         (f) Section 6.10 of the Subordinated Indenture is hereby amended by deleting in clause (a) of the first sentence of the fourth paragraph thereof the reference "Section 3.09" and inserting the reference "Section 3.08" in lieu thereof.

         (g) Section 8.02 of the Subordinated Indenture is hereby amended by deleting in clause (iii) of the first sentence of the fifth paragraph thereof the reference "Section 3.09" and inserting the reference "Section 3.08" in lieu thereof.

         (h) Section 10.04 of the Subordinated Indenture is hereby amended by deleting in clause (b) of the proviso thereof the reference "Section 3.09" and inserting the reference "Section 3.08" in lieu thereof.

         (i) Section 11.02 of the Subordinated Indenture is hereby amended by deleting in the third sentence of the first paragraph thereof the reference "Section 3.09" and inserting the reference "Section 3.08" in lieu thereof.

         (j) Section 11.05 of the Subordinated Indenture is hereby amended by deleting in the first sentence of the second paragraph the reference "Section 13.05" and inserting the reference "Section 15.05" in lieu thereof.

         (k) Section 13.05 of the Subordinated Indenture is hereby amended by deleting in the first sentence of the second paragraph thereof the reference "Section 3.08" and inserting the reference "Section 3.07" in lieu thereof.

The provisions of this Section 1.03 shall apply to (a) all Holders of the series of Notes issued pursuant to this Supplemental Indenture and (b) Holders of any series of Securities that may be issued under the Subordinated Indenture subsequent to the date hereof.


                                   ARTICLE TWO

                               The Series of Notes

         SECTION 2.01 Title of the Securities.

         There shall be a series of Securities designated the "6 3/4% Convertible Senior Subordinated Notes due 2003" (the "Notes").

         SECTION 2.02 Limitation on Aggregate Principal Amount; Dates of Notes.

         The aggregate principal amount of the Notes shall be limited to $90,000,000 (or $103,500,000 if the over-allotment option set forth in Section 3 of the Underwriting Agreement dated September 16, 1996 (as amended from time to time by the parties thereto) by and between the Issuer and the Parent Company and Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc. and Montgomery Securities is exercised in full) and, except as provided in this Section and in
Section 2.09 of the Subordinated Indenture, the Issuer shall not execute and the Trustee shall not authenticate or deliver Notes in excess of such aggregate principal amount.

         Nothing contained in this Section 2.02 or elsewhere in this Supplemental Indenture, or in the Notes, is intended to or shall limit execution by the Issuer or authentication or delivery by the Trustee of Notes under the circumstances contemplated by Sections 2.04, 2.05, 2.07, 2.09, 2.11, 8.05 and
11.02 of the Subordinated Indenture and Sections 3.03, 3.05 and 4.02 of this Supplemental Indenture.

         SECTION 2.03 Form and Denomination of Notes. The Notes and the Trustee's certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A, which is incorporated in and made a part of this Supplemental Indenture.

         Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage.

         The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         The Notes shall be issuable and transferable in fully registered form as Registered Securities, without coupons, in denominations of $1,000 principal amount and integral multiples thereof. The Notes shall initially be issued in the form of one or more Registered Global Securities deposited with the Trustee, as custodian for the Depositary. The Person designated as Depositary with respect to the Notes is The Depository Trust Company, its nominees and their respective successors.

         SECTION 2.04 Date of Notes; Payments of Interest. Every Note shall be dated the date of its authentication and shall bear interest from the applicable date in each case as specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         The person in whose name any Note (or its Predecessor Note) is registered on the Note register at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except (i) that the interest payable upon redemption (unless the date of redemption is an interest payment date) will be payable to the person to whom principal is payable and (ii) as set forth in the next succeeding sentence. In the case of any Note (or portion thereof) which is converted into Common Stock of the Parent Company during the period from (but excluding) a record date to (but excluding) the next succeeding interest payment date either (i) if such Note (or portion thereof) has been called for redemption on a redemption date which occurs during such period, or is to be redeemed in connection with a Fundamental Change on a Repurchase Date (as defined in Section 3.05) which occurs during such period, the Issuer shall not be required to pay interest on such interest payment date in respect of any such Note (or portion thereof) except to the extent required to be paid upon redemption of such Note or portion thereof pursuant to Section 3.03 or 3.05 hereof or (ii) if otherwise, any Note (or portion thereof) submitted for conversion during such period shall be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted. The term "record date" with respect to any interest payment date shall mean the March 1 or September 1 preceding said March 15 or September 15, respectively.

         Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any said March 15 or September 15 (herein called "Defaulted Interest") shall forthwith cease to be payable to the Noteholder on the relevant record date by virtue of such Holder having been such Noteholder; and such Defaulted Interest shall be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

         (1) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest to be paid on each Note and the date of the payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such special record date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Noteholder at such Noteholder's address as it appears in the Note register, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) were registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause
     (2).

         (2) The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         SECTION 2.05 Place of Payment.

         An office or agency of the Issuer where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Issuer in respect of the Notes and the Subordinated Indenture may be served shall be maintained in the Borough of Manhattan, The City of New York, New York, and the office or agency maintained by the Issuer for such purpose shall initially be c/o State Street Bank and Trust Company, 61 Broadway, Concourse Level, New York, New York 10006.

         SECTION 2.06 Method of Payment.

         Payment of the principal of and interest on the Notes will be made at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the Corporate Trust Office of the Trustee specified in the Subordinated Indenture) by 10:00 a.m., New York City time, on the date due, in Dollars. At the option of the Issuer, payments of principal and interest on the Notes may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Holders of the Notes or (ii) by wire transfer to an account maintained by the Person entitled thereto located in the United States as specified in the register of Holders of the Notes; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

         SECTION 2.07 Registrar and Paying Agent.

         The Trustee shall initially serve as registrar and paying agent for the Notes. If, at any time, the Trustee is not the registrar for the Notes, the registrar shall make available to the Trustee, on or before each interest payment date and at such other times as the Trustee may reasonably request, the names and addresses of the Noteholders as they appear in the register of the Notes. The Issuer may have one or more co-registrars and one or more additional paying agents for the Notes. Unless the context otherwise requires, the terms "registrar" and "paying agent" shall apply to any co-register and additional paying agent for the Notes, respectively.

         The Issuer shall enter into an appropriate agency agreement with any registrar or paying agent for the Notes not a party to this Supplemental Indenture. The agreement shall implement the provisions of this Supplemental Indenture that relate to such registrar or paying agent. The Issuer shall give prompt written notice to the Trustee of the name and address of any such registrar or paying agent and any change in the address of such registrar or paying agent. If the Issuer fails to maintain a registrar and/or paying agent for the Notes and/or an agent for service of notices and demands on the Issuer, the Trustee shall act as such registrar, paying agent and/or agent for service of notices and demands for so long as such failure shall continue. The Issuer may remove any registrar or paying agent upon written notice to such Person and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor registrar or paying agent to such registrar or paying agent, as applicable, as evidenced by an appropriate agency agreement entered into by the Issuer and such successor registrar or paying agent delivered to the Trustee, or (ii) notification to the Trustee that the Trustee shall serve as such registrar or paying agent until the appointment of a successor registrar or paying agent in accordance with clause (i) of this proviso. The Issuer, any Subsidiary of the Issuer or any Affiliate of any of them may act as paying agent or registrar for the Notes and/or agent for service of notice and demand on the Issuer; provided, however, that neither the Issuer, any Subsidiary of the Issuer nor any Affiliate of any of them shall act as paying agent for the Notes in connection with the defeasance of the Securities or the discharge of this Indenture.


                                  ARTICLE THREE

                               Redemption of Notes

         SECTION 3.01 Redemption Prices. The Issuer may not redeem the Notes prior to September 19, 1999. Subject to the provisions of Section 3.03, at any time on or after September 19, 1999, the Issuer may, at its option, redeem all or from time to time any part of the Notes on any date prior to maturity, upon notice as set forth in Section 3.02, and at the optional redemption prices set forth in the form of Note attached as Exhibit A hereto, together with accrued interest to, but excluding, the date fixed for redemption.

         SECTION 3.02 Notice of Redemption; Selection of Notes. In case the Issuer shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.01, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than forty-five (45) days prior (or such shorter period of time as may be acceptable to the Trustee) to the date fixed for redemption, the Trustee in the name of the and at the expense of the Issuer, shall mail or cause to be mailed a notice of such redemption at least 30 days prior to the date fixed for redemption to the Holders of Notes so to be redeemed as a whole or in part at their last addresses as the same appear on the Note register (provided, that any such request so given by the Issuer may be revoked by the Issuer at any time prior to the time at which the Trustee shall have given the requested notice to the Holders of the Notes, and provided, further, that if the Issuer shall give such notice, it shall also give written notice, and written notice of the Notes to be redeemed, to the Trustee). Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

         Each such notice of redemption shall specify the aggregate principal amount of Notes to be redeemed, the date fixed for redemption (which shall be a Business Day), the redemption price at which Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after such date, interest thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Conversion Price and the date on which the right to convert such Notes or portions thereof into Common Stock of the Parent Company will expire. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed. In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

         On or prior to the redemption date specified in the notice of redemption given as provided in this Section 3.02, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in
Section 3.04 of the Subordinated Indenture) an amount of money sufficient to redeem on the redemption date all the Notes (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Stock of the Parent Company and those that prior to such date have been delivered by the Issuer to the Trustee for cancellation) at the appropriate redemption price, together with accrued interest to, but excluding, the date fixed for redemption; provided that if such payment is made on the redemption date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m., New York City time, on such date. If any Note called for redemption is converted pursuant hereto, any money deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Note shall be paid to the Issuer upon its written request, or, if then held by the Issuer shall be discharged from such trust. Whenever any Notes are to be redeemed, the Issuer will give the Trustee written notice in the form of an Officers' Certificate not fewer than forty-five (45) days (or such shorter period of time as may be acceptable to the Trustee), or if the Issuer is mailing the notice of redemption relating to such redemption, not fewer than thirty (30) days (or such shorter period of time as may be acceptable to the Trustee), prior to the redemption date as to the aggregate principal amount of Notes to be redeemed.

         If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed (in principal amounts of $1,000 or integral multiples thereof) in compliance with the requirements, as certified to the Trustee by the Issuer in the form of an Officers' Certificate, of the principal national securities exchange on which the Notes are listed, or if the Notes are not so listed, by lot or, in the Trustee's discretion, on a pro rata basis or by another method the Trustee considers fair and appropriate. If any Note selected for partial redemption is converted in part after such selection, the converted portion of such Note shall be deemed (so far as may be) to be the portion to be selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is converted as a whole or in part before the mailing of the notice of redemption. The Trustee shall notify the Issuer and the registrar of the Notes promptly in writing of the Notes or portions of Notes to be called for redemption.

         Upon any redemption of less than all Notes, the Issuer and the Trustee may (but need not) treat as outstanding any Notes surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a notice of redemption and may (but need not) treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

         SECTION 3.03 Payment of Notes Called for Redemption. If notice of redemption has been given as above provided, the Notes or portion of Notes with respect to which such notice has been given shall, unless converted into Common Stock of the Parent Company pursuant to the terms hereof, become due and payable on the date fixed for redemption and at the place or places stated in such notice at the applicable redemption price, together with interest accrued to (but excluding) the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Notes at the redemption price, together with interest accrued to said date) interest on the Notes or portion of Notes so called for redemption shall cease to accrue and such Notes shall cease after the close of business on the Business Day next preceding the date fixed for redemption to be convertible into Common Stock of the Parent Company and, except as provided in Sections 6.05 and 10.04 of the Subordinated Indenture, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and unpaid interest to (but excluding) the date fixed for redemption. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to (but excluding) the date fixed for redemption; provided that, if the applicable redemption date is an interest payment date, the semi-annual payment of interest becoming due on such date shall be payable to the Holders of such Notes registered as such on the relevant record date instead of the Holders surrendering such Notes for redemption on such date.

         Upon presentation of any Note redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Issuer, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

         Notwithstanding the foregoing, neither the Issuer nor the Trustee shall redeem any Notes or mail any notice of optional redemption (i) during the continuance of a Default in payment of interest on the Notes or if accrued interest on any Notes for any interest payment period terminating on or prior to the last interest payment date before the date of redemption otherwise remains unpaid or (ii) during the continuance of any Event of Default, provided that for purposes of this clause (ii), the Trustee shall not redeem any Notes or mail any notice of optional redemption during the continuance of any Event of Default (other than an Event of Default under Sections 5.01(a) or 5.01(b) of the Subordinated Indenture) of which a Responsible Officer of the Trustee has knowledge. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Note and such Note shall remain convertible into Common Stock of the Parent Company until the principal shall have been paid or duly provided for.

         SECTION 3.04 Conversion Arrangement on Call for Redemption. In connection with any redemption of Notes, the Issuer may arrange for the purchase and conversion of any Notes by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with interest accrued to (but excluding) the date fixed for redemption, of such Notes. Notwithstanding anything to the contrary contained in this Article Three, the obligation of the Issuer to pay the redemption price of such Notes, together with interest accrued to (but excluding) the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Notes not duly surrendered for conversion by the Holders thereof may, at the option of the Issuer, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article Four) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Notes shall be extended through such time), subject to payment of the above amount as aforesaid. At the written direction of the Issuer, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Issuer for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Issuer and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture.

         SECTION 3.05 Redemption at Option of Holders.

         (a) If, at any time prior to September 15, 2003, there shall occur a Fundamental Change, then each Noteholder shall have the right, at such Holder's option, to require the Issuer to redeem all of such Holder's Notes, or any portion thereof that is an integral multiple of $1,000 principal amount, on the date (the "Repurchase Date") that is 30 days after the date of the Issuer Notice (as defined in Section 3.05(b) below) of such Fundamental Change (or, if such 30th day is not a Business Day, the next succeeding Business Day). Such repayment shall be made at the following prices (expressed as percentages of the principal amount) in the event of a Repurchase Date occurring during the 12-month period beginning September 15:

         Year              Percentage                Year              Percentage
         ----              ----------                ----              ----------
         1996 . . . . . .    106.750%                2000 . . . . . . .   102.893%
         1997 . . . . . .    105.786                 2001 . . . . . . .   101.929
         1998 . . . . . .    104.821                 2002 . . . . . . .   100.964
         1999 . . . . . .    103.857

and 100% at September 15, 2003; provided that if the Applicable Price with respect to the Fundamental Change is less than the Reference Market Price, the Issuer shall redeem such Notes at a price equal to the foregoing redemption price multiplied by the fraction obtained by dividing the Applicable Price by the Reference Market Price; provided further, that if such repayment date is March 15 or September 15, then the interest payable on such date shall be paid to the Holder of record of the Note on the next preceding March 1 or September 1. In each case, the Issuer shall also pay to such Holders accrued interest to, but excluding, the Repurchase Date on the redeemed Notes.

         Upon presentation of any Note redeemed in part only, the Issuer shall execute and, upon the Issuer's written direction to the Trustee, the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Issuer, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

         (b) On or before the tenth day after the occurrence of a Fundamental Change, the Issuer, or, at its written request (which must be received by the Trustee at least five Business Days prior to the date the Trustee is requested to give notice as described below), the Trustee in the name of and at the expense of the Issuer, shall mail or cause to be mailed to all Holders of record on the date of the Fundamental Change a notice (the "Issuer Notice") of the occurrence of such Fundamental Change and of the redemption right at the option of the Holders arising as a result thereof. Such notice shall be mailed in the manner and with the effect set forth in the first paragraph of Section 3.02. The Issuer shall also deliver a copy of the Issuer Notice to the Trustee at such time as it is mailed to Noteholders and shall issue for distribution to Bloomberg Business News, Dow Jones & Company, Inc. and to Reuters Economic Services a press release announcing the occurrence of such Fundamental Change and of the redemption right arising as a result thereof.

         Each Issuer Notice shall specify the circumstances constituting the Fundamental Change, the Repurchase Date, the price at which the Issuer shall be obligated to redeem Notes, the latest time on the Repurchase Date by which the Holder must exercise the redemption right (the "Fundamental Change Expiration Time"), that the Holder shall have the right to withdraw any Notes surrendered prior to the Fundamental Change Expiration Time, a description of the procedure which a Noteholder must follow to exercise such redemption right and to withdraw any surrendered Notes, the place or places where the Holder is to surrender such Holder's Notes, and the amount of interest accrued on each Note to the Repurchase Date.

         No failure of the Issuer to give the foregoing notices and no defect therein shall limit the Noteholders' redemption rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.05.

         (c) For a Note to be so repaid at the option of the Holder, the Issuer must receive at the office or agency of the Issuer maintained for that purpose or, at the option of such Holder, the Corporate Trust Office, such Note with the form entitled "Option to Elect Repayment Upon A Fundamental Change" on the reverse thereof duly completed, together with such Notes duly endorsed for transfer, on or before the Fundamental Change Expiration Time. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment shall be determined by the Issuer, whose determination shall be final and binding absent manifest error.

         (d) On or prior to the Repurchase Date, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in
Section 3.04 of the Subordinated Indenture) an amount of money sufficient to repay on the Repurchase Date all the Notes to be repaid on such date at the appropriate redemption price, together with accrued interest to (but excluding) the Repurchase Date; provided that if such payment is made on the Repurchase Date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m., New York City time, on such date. Payment for Notes surrendered for redemption (and not withdrawn) prior to the Fundamental Change Expiration Time will be made promptly (but in no event more than five Business Days) following the Repurchase Date by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear on the registry books of the Issuer.

         (e) In the case of a consolidation, merger, conveyance, transfer or lease to which Section 4.06 applies, in which the Common Stock of the Parent Company is changed or exchanged as a result into the right to receive securities, cash or other property which includes shares of Common Stock of the Parent Company or another person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such securities, cash and other property (as determined by the Issuer, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel that such supplemental indenture complies with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of Holders of the Notes to cause the Issuer to repurchase the Notes following a Fundamental Change, including without limitation the applicable provisions of this Section 3.05 and the definitions of the Applicable Price, Common Stock, Fundamental Change and Reference Market Price, as appropriate, as determined in good faith by the Issuer (which determination shall be conclusive and binding), to make such provisions apply to the Common Stock and the issuer thereof if different from the Parent Company and Common Stock of the Parent Company (in lieu of the Parent Company and the Common Stock of the Parent Company).

         (f) Upon receipt by the Corporation Trust Office or the office or agency of the Issuer referred to in Section 3.05(c) above of a Note for repayment pursuant to Section 3.05(c), the Holder of such Note shall (unless such Note is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the amount specified in Section 3.05(a) with respect to such Note. Notes surrendered for repayment as provided in Section 3.05(c) may not be converted pursuant to Article Four on or after the date of the delivery of such Note unless such Note has been validly withdrawn as specified in the following paragraph.

         A Note surrendered pursuant to Section 3.05(c) may be withdrawn by means of a written notice of withdrawal delivered to the office or agency to which the Note was surrendered at any time prior to the Fundamental Change Expiration Time specifying the certificate number or numbers, and the principal amount, of the Note or Notes in respect of which such notice or withdrawal is being submitted and the principal amount, if any, of Notes that remain subject to the original surrender for repayment.

                                  ARTICLE FOUR

                               Conversion of Notes

         SECTION 4.01 Right to Convert. Subject to and upon compliance with the provisions of this Supplemental Indenture and the Subordinated Indenture, including, without limitation, Articles Six and Seven of this Supplemental Indenture, the Holder of any Note shall have the right, at such Holder's option, at any time after ninety (90) days following the latest date of original issuance of the Notes and prior to the close of business on September 15, 2003 (except as provided in Section 3.05(f) and except that, with respect to any Note or portion of a Note which shall be called for redemption such right shall terminate, except as provided in Section 3.04 or Section 4.02, at the close of business on the Business Day next preceding the date fixed for redemption of such Note or portion of a Note unless the Issuer shall default in payment due upon redemption thereof) to convert the principal amount of any such Note, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) of the Parent Company obtained by dividing the principal amount of the Notes or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Note so to be converted in whole or in part in the manner provided, together with any required funds, in Section 4.02. A Holder of Notes is not entitled to any rights of a holder of Common Stock of the Parent Company until such Holder has converted such Holder's Notes to Common Stock of the Parent Company, and only to the extent such Notes are deemed to have been converted to Common Stock of the Parent Company under this Article Four.

         SECTION 4.02 Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion privilege with respect to any Note in certificated form, the Holder of any such Note to be converted in whole or in part shall surrender such Note, duly endorsed, at the Parent Company Office (as defined in Section 5.01) accompanied by the funds, if any required by the penultimate paragraph of this
Section 4.02 and shall give written notice of conversion in the form provided on the Notes (or such other notice which is acceptable to the Issuer and the Parent Company) to the office or agency that the Holder elects to convert such Note or the portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock of the Parent Company which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 4.07. Each such Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Parent Company duly executed by, the Holder or such Holder's duly authorized attorney.

         In order to exercise the conversion privilege with respect to any interest in a Note in global form, the beneficial holder must complete the appropriate instruction form for conversion pursuant to the Depository's book-entry conversion program, deliver by book-entry delivery an interest in such Note in global form, furnish appropriate endorsements and transfer documents if required by the Issuer, the Parent Company or the Trustee or conversion agent and pay the funds, if any required by this Section 4.02 and any transfer taxes if required pursuant to Section 4.07.

         As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), the Parent Company shall issue and shall deliver to such Holder, at the Parent Company Office, a certificate or certificates for the number of full shares of Common Stock of the Parent Company issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this Article and a check or cash in respect to any fractional interest in respect of a share of Common Stock of the Parent Company arising upon such conversion, as provided in Section 4.03. In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.03, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

         Each conversion shall be deemed to have been affected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 4.02 have been satisfied as to such Note (or portion thereof), and the Person in whose name any certificate or certificates for shares of Common Stock of the Parent Company shall be issued upon such conversion shall be deemed to have become on said date the holder or record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Parent Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Note shall be surrendered.

         Any Note or portion thereof surrendered for conversion during the period from the close of business on the record date for any interest payment date to the close of business on the Business Day next preceding the following interest payment date shall (unless such Note or portion thereof being converted shall have been called for redemption on a redemption date which occurs during the period from the close of business on such record date to the close of business on the Business Day next preceding the following interest payment date) be accompanied by payment, in New York Clearing House funds or other funds acceptable to the Parent Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a Default in the payment of interest on the Notes. Except as provided above in this Section 4.02, no payment or other adjustment shall be made for interest accrued on any Note converted or for dividends or other distributions on any shares issued upon the conversion on such Note as provided in this Article.

         Upon the conversion of an interest in a Note in global form, the Trustee (or other conversion agent appointed by the Parent Company) shall make a notation on such Note in global form as to the reduction in the principal amount represented thereby. The Parent Company shall notify the Trustee in writing of any conversion of Notes effected through any conversion agent other than the Trustee.

         SECTION 4.03 Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Note or Notes, the Parent Company shall make an adjustment any payment therefor in cash at the current market value thereof to the Holder of Notes. The current market value of a share of Common Stock shall be the Closing Price on the first Business Day immediately preceding the day on which the Notes (or specified portions thereof) are deemed to have been converted.

         SECTION 4.04 Conversion Price. The conversion price shall be as specified in the form of Note (herein called the "Conversion Price") attached as Exhibit A hereto, subject to adjustment as provided in this Article Four.

         SECTION 4.05 Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Issuer as follows:

         (a) In case the Parent Company shall hereafter pay a dividend or make a distribution to all holders of its outstanding Common Stock in shares of Common Stock of the Parent Company, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock of the Parent Company outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 4.05(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

         (b) In case the Parent Company shall issue rights or warrants to all holders of its outstanding shares of its Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholder entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock of the Parent Company at a price per share less than the Current Market Price (as defined below) on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock of the Parent Company outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights and warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock of the Parent Company outstanding on the date fixed for determination of stockholders entitled to receive such rights and warrants plus the total number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be successively made whenever any such rights and warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock of the Parent Company issuable upon exercise of such rights or warrants are not delivered prior to the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock of the Parent Company actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock of the Parent Company at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Parent Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Parent Company.

         (c) In case outstanding shares of Common Stock of the Parent Company shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock of the Parent Company shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which subdivision or combination becomes effective.

         (d) In case the Parent Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Parent Company (other than any dividends or distributions to which Section 4.05(a) applies) or evidences of Indebtedness or assets of the Parent Company or any of its Subsidiaries (including securities, but excluding any rights or warrants referred to in Section 4.05(b), and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 4.05(a) (any of the foregoing hereinafter in this Section 4.05(d) called the "Distribution Securities")), then, in each such case (unless the Parent Company elects to reserve such Distribution Securities for distribution to the Noteholders upon the conversion of the Notes so that any such Holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock of the Parent Company to which such Holder is entitled, the amount and kind of such Distribution Securities which such Holder would have received if such Holder had converted its Notes into Common Stock immediately prior to the Record Date (as defined in Section 4.05(i) for such distribution of the Distribution Securities)), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock of the Parent Company on such Record Date less the firm market value (as determined by the Board of Directors of the Parent Company, whose determination shall be conclusive, and described in a resolution of the Board of Directors of the Parent Company) on the Record Date of the portion of the Distribution Securities so distributed applicable to one share of Common Stock and the denominator shall be the Current Market Price per share of the Common Stock of the Parent Company, such reduction to become effective immediately prior to the opening of business on the date following such Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Distribution Securities so distributed applicable to one share of

     Common Stock is equal to or greater than the Current Market Price of the Common Stock of the Parent Company on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be amended so that each Noteholder shall have the right to receive upon conversion the amount of Distribution Securities such Holder would have received had such Holder converted each Note on the Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors of the Parent Company determines the fair market value of any distribution for purposes of this Section 4.05(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock of the Parent Company.

         Rights or warrants distributed by the Parent Company to all holders of Common Stock of the Parent Company entitling the holders thereof to subscribe for or purchase shares of the Parent Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a "Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock;
     (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposed of this Section 4.05 (and no adjustment to the Conversion Price under this Section 4.05 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 4.05(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrant without exercise by any of the holders thereof.) In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 4.05 was made, (1) in that case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holder thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock of the Parent

     Company with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

         For purposes of this Section 4.05(d) and Section 4.05(a) and (b), any dividend or distribution to which this Section 4.05(d) is applicable that also includes shares of Common Stock of the Parent Company, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of Indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants (and any Conversion Price reduction required by this Section 4.05(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Section 4.05(a) and (b) with respect to such dividend or distribution shall then be made), except
     (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" and "the date fixed for such determination" within the meaning of Section 4.05(a) and (b) and (B) any shares of Common Stock including in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 4.05(a).

         (e) In case the Parent Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding (x) any quarterly cash dividend on the Common Stock to the extent the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of (A) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require any adjustment of the Conversion Price pursuant to this Section 4.05(e) (as adjusted to reflect subdivisions or combinations of the Common Stock), and (B) 3.75% of the arithmetic average of the Closing Price (determined as set forth in Section 4.05(i) during the ten Trading Days (as defined in Section 4.05(i) immediately prior to the date of declaration of such dividend, and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Parent Company, whether voluntary or involuntary), then, in such case, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction of which the numerator shall be the Current Market Price of the Common Stock of the Parent Company on the Record Date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock and the denominator shall be such Current Market Price of the Common Stock, such reduction to be effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock of the Parent Company is equal to or greater than the Current Market Price of the Common Stock of the Parent Company on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Note on the Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 4.05(e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this
     Section 4.05(e) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

         (f) In case a tender or exchange offer made by the Parent Company or any Subsidiary of the Parent Company for all or any portion of the Common Stock of the Parent Company shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock of the Parent Company having a fair market value (as determined by the Board of Directors of the Parent Company, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "Expiration Time") tender or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) that exceeds the Current Market Price of the Common Stock of the Parent Company on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock of the Parent Company outstanding (including any tendered or exchange shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock of the Parent Company on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validity tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock of the Parent Company outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock of the Parent Company on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Parent Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Parent Company is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made.

         (g) In case of a tender or exchange offer made by a Person other than the Parent Company or any Subsidiary of the Parent Company for an amount which increases the offeror's ownership of Common Stock of the Parent Company to more than 25% of the Common Stock of the Parent Company outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors of the Parent Company, whose determination shall be conclusive, and described in a resolution of the Board of Directors of the Parent Company) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and in which, as of the Expiration Time the Board of Directors of the Parent Company is not recommending rejection of the offer, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock of the Parent Company outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock of the Parent Company on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock of the Parent Company outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock of the Parent Company on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 4.05(g) shall not be made if, as of the Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Parent Company to engage in any transaction described in Article Nine of the Subordinated Indenture.

         (h) In case the Parent Company shall issue Common Stock or securities convertible into, or exchangeable for, Common Stock of the Parent Company at a price per share (or having a conversion or exchange price per share) that is less than the then Current Market Price of the Common Stock of the Parent Company (but excluding, among other things, issuances: (a) pursuant to any bona fide plan for the benefit of employees, directors or consultants of the Parent Company or any Subsidiary of the Parent Company now or hereafter in effect; (b) to acquire all or any portion of a business in an arm's-length transaction between the Parent Company or any Subsidiary of the Parent Company and an unaffiliated third party including, if applicable, issuances upon exercise of options or warrants assumed in connection with such an acquisition; (c) in a bona fide public offering pursuant to a firm commitment underwriting (or a similar type of offering made pursuant to Rule 144A and/or Regulation S under the Securities Act) or sales at the market pursuant to a continuous offering stock program; (d) pursuant to the exercise of warrants, rights (including, without limitation, earnout rights) or options, or upon the conversion of convertible securities, which are issued and outstanding on the date hereof, or which may be issued in the future at fair value and with an exercise price or conversion price at least equal to the Current Market Price of the Common Stock of the Parent Company at the time of issuance of such warrant, right, option or convertible security; and (e) pursuant to a dividend reinvestment plan or other plan hereafter adopted for the reinvestment of dividends or interest provided that such Common Stock is issued at a price at least equal to 95% of the market price of the Common Stock at the time of such issuance), the Conversion Price shall be adjusted so that the Holder of each Note shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock of the Parent Company determined by multiplying (i) the Conversion Price on the day immediately prior to such date of issuance by (ii) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock of the Parent Company outstanding on such date and (B) the number of additional shares of Common Stock issued (or into which the convertible securities may convert), and the denominator of which shall be the sum of
     (1) the number of shares of Common Stock outstanding on such date and (2) the number of shares of Common Stock which the aggregate consideration receivable by the Parent Company for the total number of shares of Common Stock so issued (or into which the convertible securities may convert) would purchase at such Conversion Price on such date. An adjustment made pursuant to this paragraph (h) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of this paragraph (h), the aggregate consideration receivable by the Parent Company in connection with the issuance of shares of Common Stock or of securities convertible into shares of Common Stock of the Parent Company shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon conversion of any such convertible securities into shares of Common Stock of the Parent Company.

         (i) For purposes of this Section 4.05, the following terms shall have the meaning indicated:

             (1) "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Parent Company for that purpose, or a price determined in good faith by the Board of Directors of the Parent Company or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

             (2) "Current Market Price" shall mean the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution or Fundamental Change requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 4.05(a), (b), (c), (d), (e), (f),
         (g) or (h) occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of other event, (2) if the "ex" date for any event (other than the issuance, distribution or Fundamental Change requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 4.05(a), (b), (c), (d), (e), (f), (g) or (h) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance, distribution or Fundamental Change requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors of the Parent Company or, to the extent permitted by applicable law, a duly authorized committee thereof in a manner consistent with any determination of such value for purposes of Section 4.05(d), (f) or
         (g), whose determination shall be conclusive and described in a resolution of the Board of Directors of the Parent Company or such duly authorized committee thereof, as the case may be) of the evidences of Indebtedness, shares of Capital Stock or assets being distributed applicable to one share of Common Stock of the Parent Company as of the close of business on the day before such "ex" date. For purposes of any computation under Section 4.05(f) or (g), the Current Market Price of the Common Stock of the Parent Company on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 4.05(a), (b), (c), (d),
         (e), (f), (g) or (h) occurs on or after the Expiration Time for the tender of exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock of the Parent Company trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock of the Parent Company, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock of the Parent Company trades regular way on such exchange or in such market after the Expiration Time of such offer.

             (3) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

             (4) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock of the Parent Company have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) of the Parent Company is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of the Parent Company or by statute, contract or otherwise).

             (5) "Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Exchange or another national security exchange is open for business or
         (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made on thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         (j) The Issuer and the Parent Company may make such reductions in the Conversion Price, in addition to those required by Sections 4.05 (a), (b),
     (c), (d), (e), (f), (g) and (h) as the Boards of Directors of the Issuer and the Parent Company consider to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock of the Parent Company resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

         To the extent permitted by applicable law, the Issuer and the Parent Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Boards of Directors of the Issuer and the Parent Company shall have made a determination that such reduction would be in the best interests of the Parent Company and its Subsidiaries taken as a whole, which determination shall be conclusive. When the Conversion Price is reduced pursuant to the preceding sentence, the Issuer shall mail to Holders of record of the Notes a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

         (k) No adjustments in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this
     Section 4.05(k) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article Four shall be made by the Issuer and the Parent Company, collectively, and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock of the Parent Company pursuant to a plan of the Parent Company or of any of its Subsidiaries for reinvestment of dividends or interest. To the extent the Notes become convertible into cash, assets, property or securities (other than Capital Stock of the Parent Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the cash.

         (l) Whenever the Conversion Price is adjusted as herein provided, the Issuer shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Issuer shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustments of the Conversion Price to the Holder of each Note at such Holder's last address appearing on the Note register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

         (m) In any case in which this Section 4.05 provides that an adjustment shall become effective immediately after a record date for an event, the Parent Company may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such record date and before the occurrence of such event the additional shares of Common Stock of the Parent Company issuable upon such conversion by reason of the adjustment required by such event or over and above the Common Stock of the Parent Company issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 4.03.

         (n) For purposes of this Section 4.05, the number of shares of Common Stock of the Parent Company at any time outstanding shall not include shares held in the treasury of the Parent Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock of the Parent Company. The Parent Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Parent Company.

         SECTION 4.06 Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock of the Parent Company (other than a subdivision or combination to which Section 4.05(c) applies), (ii) any consolidation, merger or combination of the Parent Company with another corporation as a result of which holders of Common Stock of the Parent Company shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Parent Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Parent Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that such Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock of the Parent Company issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock of the Parent Company available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise such holder's rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, consolidation, merger, combination, sale or conveyance (provided that, if the kind of amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock of the Parent Company in respect of which such rights of election shall not have been exercised ("nonelecting share")), then for the purposes of this Section 4.06 the kind and amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article.

         The Issuer shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Notes, at such Holder's address appearing in the Note register, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

         The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

         If this Section 4.06 applies to any event or occurrence, Section 4.05 shall not apply.

         SECTION 4.07 Taxes on Shares Issued. The issue of stock certificates on conversions of Notes shall be made without charge to the converting Noteholder for any tax in respect of the issue thereof. Neither the Issuer nor the Parent Company shall, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Note converted, and the Parent Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Parent Company the amount of such tax or shall have established to the satisfaction of the Parent Company that such tax has been paid.

         SECTION 4.08 Reservation of Shares; Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Parent Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Parent Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Parent Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

         The Parent Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by the Parent Company and free from all taxes (to the extent provided in Section 4.07), liens and charges with respect to the issue thereof.

         The Parent Company covenants that if any shares provided of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Parent Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

         The Parent Company further covenants that if at any time the Common Stock shall be listed on the Nasdaq National Market or any other national securities exchange or automated quotation system the Parent Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Notes.

         SECTION 4.09 Responsibility of Trustee. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Conversion Price or whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock of the Parent Company, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Issuer or the Parent Company to issue, transfer or deliver any shares of Common Stock of the Parent Company or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Issuer or the Parent Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 4.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 4.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.01 of the Subordinated Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Issuer and the Parent Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

         SECTION 4.10 Notice to Holders Prior to Certain Actions. In the event:

         (a) the Parent Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Price pursuant to Section 4.05; or

                    (b) the Parent Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

                    (c) of any reclassification or reorganization of the Common Stock of the Parent Company (other than a subdivision or combination of its outstanding common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Parent Company is a party and for which approval of any stockholders of the Parent Company required, or of the sale or transfer of all or substantially all of the assets of the Parent Company; or

                    (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Parent Company;

the Parent Company shall cause to be filed with the Trustee and to be mailed to each Holder of Notes at such Holder's address appearing on the note register provided for in Section 2.08 of the Subordinated Indenture, as promptly as possible but in any event at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of the Parent Company of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of the Parent Company of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

                    SECTION 4.11 Conversion Agent. The Trustee shall initially serve as conversion agent for the Notes.

                                  ARTICLE FIVE

                                Certain Covenants

                    SECTION 5.01 Office of the Parent Company. So long as any Notes are convertible into Common Stock of the Parent Company in accordance with the terms of this Supplemental Indenture, the Parent Company shall maintain in the Borough of Manhattan,

The City of New York, an office or agency where the Notes may be surrendered for conversion into Common Stock of the Parent Company (the "Parent Company Office"). The Parent Company and the Issuer covenant and agree for the benefit of the Holders that the office or agency of the Issuer maintained in the Borough of Manhattan, The City of New York pursuant to Section 3.02 of the Subordinated Indenture shall serve as the Parent Company Office.

                    SECTION 5.02 Limitation on Senior Subordinated Indebtedness. The Parent Company will not, and will not permit any Subsidiary Guarantor to, Incur any Indebtedness that is expressly made subordinate in right of payment to any Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the Securities or the Note Guarantee of such Guarantor, as the case may be, pursuant to provisions substantially similar to those contained in this Indenture.

                    SECTION 5.03 Limitation on Senior Indebtedness. The Parent Company will not, and will not permit the Issuer or any Subsidiary Guarantor to, Incur any Indebtedness unless (i) in the case of such Indebtedness that is secured, there is no outstanding unsecured Senior Indebtedness or Guarantor Senior Indebtedness of the Issuer or any Guarantor, and (ii) in the case of such Indebtedness that is unsecured Senior Indebtedness or unsecured Guarantor Senior Indebtedness, there is no outstanding secured Indebtedness of the Issuer or any Guarantor, other than Capital Lease Obligations outstanding at any time in an aggregate amount not to exceed $2.0 million.

                    The foregoing provision will be of no further force and effect if (a) a supplemental indenture which eliminates the subordination provisions set forth in Articles Six and Seven of this Supplemental Indenture and Articles Twelve and Fourteen of the Subordinated Indenture, in form and substance satisfactory to the Trustee, shall have been executed and delivered to the Trustee, (b) the Trustee shall have received necessary consents with respect to all outstanding Senior Indebtedness and Guarantor Senior Indebtedness from the holders thereof approving such supplemental indenture, (c) the Trustee shall have received such Opinions of Counsel as the Trustee may reasonably request, and (d) immediately before and immediately after giving effect to such supplemental indenture, no Default or Event of Default shall have occurred and be continuing.

                    SECTION 5.04 Issuance of Certain Subsidiary Guarantees. If and to the extent the same has not occurred as of the date of this Supplemental Indenture, the Issuer and the Parent Company shall, within 30 days of the date of final prospectus relating to the public offering of the Notes, cause each of Metrol Security Services, Inc., a Delaware corporation ("Metrol"), and Sonitrol of Arizona, Inc. ("Sonitrol"), an Arizona corporation, each of which is a Subsidiary of the Parent Company, to be merged with and into the Issuer, and if either Metrol or Sonitrol is not so merged within such 30-day period, cause Metrol or Sonitrol, as the case may be, to execute and deliver an indenture supplemental to the Subordinated Indenture providing for a Note Guarantee of payment of the Notes by Metrol or Sonitrol, as the case may be, pursuant to Article Thirteen of the Subordinated Indenture.

                                   ARTICLE SIX

                             Subordination of Notes

                    SECTION 6.01 Notes Subordinated to Senior Indebtedness. Notwithstanding any other provision of this Indenture, the Issuer and the Trustee each covenants and agrees, and each Holder, by its acceptance of a Note, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Six; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that Senior Subordinated Obligations shall, to the extent set forth in this Article Six, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all amounts that constitute Senior Indebtedness of the Issuer, including, without limitation, the Issuer's obligations under the Credit Agreement.

                    SECTION 6.02 No Payment on Securities or Coupons in Certain Circumstances.

                    (a) No direct or indirect payment by or on behalf of the Issuer of Senior Subordinated Obligations, whether pursuant to the terms of the Securities or of any Coupons or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations of any Senior Indebtedness, and such default shall not have been cured or waived or the benefits of this provision waived by or on behalf of the holders of such Senior Indebtedness.

                    (b) During the continuance of any other event of default with respect to (i) the Credit Agreement pursuant to which the maturity thereof may be accelerated and (A) upon receipt by the Trustee of written notice from the Credit Agreement Agent or (B) if such event of default under the Credit Agreement results from the acceleration of the Securities, from and after the date of such acceleration, no payment of Senior Subordinated Obligations may be made by or on behalf of the Issuer upon or in respect of the Securities for a period (a "Payment Blockage Period") commencing on the earlier of the date of receipt of such notice or the date of such acceleration and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from the Credit Agreement Agent or by repayment in full in cash or cash equivalents of such Senior Indebtedness or such event of default has been cured or waived) or (ii) any other Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the Trustee of written notice from the trustee or other representative for the holders of such other Designated Senior Indebtedness (or the holders of at least a majority in principal amount of such other Designated Senior Indebtedness then outstanding), no payment of Senior Subordinated Obligations may be made by or on behalf of the Issuer upon or in respect of the Notes for a Payment Blockage Period commencing on the date of receipt of such notice and ending 119 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated by written notice to the Trustee from such trustee of, or other representative for, such holders or by repayment in full in cash or cash equivalents of such Designated Senior Indebtedness or such event of default has been cured or waived). Not more than one Payment Blockage Period pursuant to this Section 6.02(b) may be commenced with respect to the Notes during any period of 360 consecutive days; provided that, subject to the limitations set forth in the next sentence, the commencement of a Payment Blockage Period by the representatives for, or the holders of, Designated Senior Indebtedness, other than under the Credit Agreement or under clause (i)(B) of this paragraph, shall not bar the commencement of another Payment Blockage Period by the Credit Agreement Agent within such period of 360 consecutive days. Notwithstanding anything in this Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. For all purposes of this Section 6.02(b), no event of default that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                    (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 6.02(a) or 6.02(b), the Trustee shall promptly notify the holders of Senior Indebtedness of such prohibited payment and such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Senior Indebtedness that such prohibited payment has been made, the holders of the Senior Indebtedness (or their representative or representatives of a trustee) within 30 days of receipt of such notice from the Trustee notify the Trustee of the amounts then due and owing on the Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness and any excess above such amounts due and owing on Senior Indebtedness shall be paid to the Issuer.

                    SECTION 6.03 Payment over of Proceeds upon Dissolution, Etc.

                    (a) Upon any payment or distribution of assets or securities of the Issuer of any kind or character, whether in cash, property or securities, in connection with any dissolution or winding up or total or partial liquidation or reorganization of the Issuer, whether voluntary or involuntary, or in a bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee on their behalf shall be entitled to receive any payment by the Issuer on account of Senior Subordinated Obligations, or any payment to acquire any of the Notes for cash, property or securities, or any distribution with respect to the Notes of any cash, property or securities. Before any payment may be made by, or on behalf of, the Issuer on any Senior Subordinated Obligations in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of the Issuer of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on their behalf would be entitled, except for the provisions of this Article Six, shall be made by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution or by the Holders or the Trustee if received by them or it, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to any trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

                    (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Issuer, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligations so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes of this Indenture as if such declaration, invalidity or setting aside had not occurred.

                    (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Issuer of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder at a time when such payment or distribution is prohibited by Section 6.03(a) and before all obligations in respect of Senior Indebtedness are paid in full, in cash or cash equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

                    (d) The consolidation of the Issuer with, or the merger of the Issuer with or into, another Person or the liquidation or dissolution of the Issuer following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another Person upon the terms and conditions provided in Article Nine of the Subordinated Indenture shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 6.03 if such other Person shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, comply (to the extent required) with the conditions stated in Article Nine of the Subordinated Indenture.

                    SECTION 6.04 Subrogation.

                    (a) Upon the payment in full of all Senior Indebtedness in cash or cash equivalents, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Issuer made on such Senior Indebtedness until the principal of and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article Six, and no payment pursuant to the provisions of this Article Six to the holders of Senior Indebtedness by Holders or the Trustee on their behalf shall, as between the Issuer, its creditors other than holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Issuer to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Six are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

                    (b) If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Six shall have been applied, pursuant to the provisions of this Article Six, to the payment of all amounts payable under Senior Indebtedness, then, and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount required to make payment in full, in cash or cash equivalents, of such Senior Indebtedness of such holders.

                    SECTION 6.05 Obligations of the Issuer Unconditional.

                    (a) Nothing contained in this Article Six or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Issuer and the Holders, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Issuer other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Six of the holders of the Senior Indebtedness.

                    (b) Without limiting the generality of the foregoing, nothing contained in this Article Six will restrict the right of the Trustee or the Holders to take any action to declare the Notes to be due and payable prior to their maturity pursuant to Section 5.01 of the Subordinated Indenture or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable or thereafter declared to be due and payable shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee are entitled to receive any direct or indirect payment from the Issuer of Senior Subordinated Obligations.

                    SECTION 6.06 Notice to Trustee.

                    (a) The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer that would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Six. The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Issuer, or by a holder of Senior Indebtedness or trustee or agent thereof; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Six of the Subordinated Indenture, be entitled to assume that no such facts exist; provided that, if the Trustee shall not have received the notice provided for in this Section 6.06 at least two Business Days prior to the date upon which, by the terms of this Indenture, any monies shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Note), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from the Issuer and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Notes prior to such application. Nothing contained in this Section 6.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article Six. The foregoing shall not apply if the paying agent is the Issuer. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

                    (b) In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Six, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Six and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                    SECTION 6.07 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities referred to in this Article Six, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Six.

                    SECTION 6.08 Trustee's Relation to Senior Indebtedness.

                    (a) The Trustee and any paying agent shall be entitled to all the rights set forth in this Article Six with respect to any Senior Indebtedness that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any paying agent of any of its rights as such holder.

                    (b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Six, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Section 6.02(c) and Section 6.03(c)).

                    SECTION 6.09 Subordination Rights Not Impaired by Acts or Omissions of the Issuer or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided in this Article Six will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article Six are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

                    SECTION 6.10 Holders Authorize Trustee to Effectuate Subordination of the Notes. Each Holder, by such Holder's acceptance of any Notes, authorizes and expressly directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Six, and appoints the Trustee such Holder's attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the property and assets of the Issuer, the filing of a claim for the unpaid balance of its Notes, if any, in the form required in those proceedings. If the Trustee does not file a proper claim or proof of indebtedness in the form required in such proceeding at least 30 days before the expiration of the time to file such claim or claims, each holder of Senior Indebtedness is hereby authorized to file an appropriate claim for and on behalf of the Holders.

                    SECTION 6.11 Not to Prevent Events of Default. The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Six will not be construed as preventing the occurrence of an Event of Default.

                    SECTION 6.12 Trustee's Compensation Not Prejudiced. Nothing in this Article Six will apply to amounts due to the Trustee pursuant to other sections of this Indenture.

                    SECTION 6.13 No Waiver of Subordination Provisions. Without in any way limiting the generality of Section 6.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Six or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Issuer and any other Person.

                    SECTION 6.14 Payments May Be Paid Prior to Dissolution. Nothing contained in this Article Six or elsewhere in this Indenture shall prevent (i) the Issuer, except under the conditions described in Section 6.02 or
Section 6.03, from making payments of principal of and interest on the Notes, or from depositing with the Trustee any money for such payments, or (ii) the application by the Trustee of any money deposited with it for the purpose of making such payments of principal of and interest on the Notes to the Holders entitled thereto unless, at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 6.02(b) (or there shall have been an acceleration of the Notes prior to such application) or in Section 6.06. The Issuer shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Issuer.

                                  ARTICLE SEVEN

                        Subordination of Note Guarantees

                    SECTION 7.01 Note Guarantees Subordinated to Guarantor Senior Indebtedness. Notwithstanding any other provision of this Indenture, each Guarantor and the Trustee each covenants and agrees, and each Holder, by its acceptance of a Note, likewise covenants and agrees, that the Note Guarantee of each Guarantor shall be subject to the provisions of this Article Seven; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments pursuant to any Note Guarantee shall, to the extent set forth in this Article Seven, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all amounts payable under the Guarantor Senior Indebtedness of the issuer of such Note Guarantee, including, without limitation, such Guarantor's obligations, if any, under the Credit Agreement.

                    SECTION 7.02 No Payment on Note Guarantees in Certain Circumstances.

                    (a) No direct or indirect payment by or on behalf of any Guarantor pursuant to the Note Guarantee of such Guarantor shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations of any Guarantor Senior Indebtedness, and such default shall not have been cured or waived or the benefits of this provision waived by or on behalf of the holders of such Guarantor Senior Indebtedness.

                    (b) During the continuance of any other event of default with respect to (i) the Credit Agreement pursuant to which the maturity thereof may be accelerated and (A) upon receipt by the Trustee of written notice from the Credit Agreement Agent or (B) if such event of default under the Credit Agreement results from the acceleration of the Notes, from and after the date of such acceleration, no payment may be made by or on behalf of any Guarantor pursuant to a Note Guarantee for a period (a "Guarantor Payment Blockage Period") commencing on the earlier of the date of receipt of such notice or the date of such acceleration and ending 179 days thereafter (unless such Guarantor Payment Blockage Period shall be terminated by written notice to the Trustee from the Credit Agreement Agent or by repayment in full in cash or cash equivalents of such Senior Indebtedness of the Issuer or such event of default has been cured or waived) or (ii) any other Designated Senior Indebtedness (payment of which has been guaranteed by such Guarantor) pursuant to which the maturity thereof may be accelerated, upon receipt by the Trustee of written notice from the trustee or other representative for the holders of such other Designated Senior Indebtedness (or the holders of at least a majority in principal amount of such other Designated Senior Indebtedness then outstanding), no payment pursuant to the Note Guarantee of such Guarantor may be made by or on behalf of such Guarantor for a Guarantor Payment Blockage Period commencing on the date of receipt of such notice and ending 119 days thereafter (unless, in each case, such Guarantor Payment Blockage Period shall be terminated by written notice to the Trustee from such trustee of, or other representative for, such holders or by repayment in full in cash or cash equivalents of such Designated Senior Indebtedness or such event of default has been cured or waived). Not more than one Guarantor Payment Blockage Period pursuant to this Section 7.02(b) may be commenced with respect to any Note Guarantee during any period of 360 consecutive days; provided that, subject to the limitations set forth in the next sentence, the commencement of a Guarantor Payment Blockage Period by the representatives for, or the holders of, Designated Senior Indebtedness, other than under the Credit Agreement or under clause (i)(B) of this paragraph, shall not bar the commencement of another Guarantor Payment Blockage Period by the Credit Agreement Agent within such period of 360 consecutive days. Notwithstanding anything in this Indenture to the contrary, with respect to such Note Guarantee, there must be 180 consecutive days in any 360-day period in which, with respect to such Note Guarantee, no Guarantor Payment Blockage Period is in effect. For all purposes of this Section 7.02(b), no event of default that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Guarantor Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Guarantor Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Guarantor Payment Blockage Period by the representative for, or the holders of, such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                    SECTION 7.03 Payment over of Proceeds upon Dissolution, Etc.

                    (a) Upon any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities, in connection with any dissolution or winding up or total or partial liquidation or reorganization of such Guarantor, whether voluntary or involuntary, or in a bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Guarantor Senior Indebtedness of such Guarantor shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee on their behalf shall be entitled to receive any payment by such Guarantor on account of its Note Guarantee, or any payment by such Guarantor to acquire any of the Notes for cash, property or securities, or any distribution with respect to the Notes of any cash, property or securities. Before any payment may be made by, or on behalf of, any Guarantor pursuant to such Guarantor's Note Guarantee in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on their behalf would be entitled, except for the provisions of this Article Seven, shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution or by the Holders or the Trustee if received by them or it, directly to the holders of the Guarantor Senior Indebtedness of such Guarantor (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Indebtedness held by such holders) or their representatives or to any trustee or trustees under any indenture pursuant to which any such Guarantor Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Guarantor Senior Indebtedness in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

                    (b) To the extent any payment of Guarantor Senior Indebtedness of any Guarantor (whether by or on behalf of such Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Indebtedness of such Guarantor or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Guarantor Senior Indebtedness of such Guarantor is declared to be fraudulent, invalid or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligations so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Guarantor Senior Indebtedness of such Guarantor for all purposes of this Indenture as if such declaration, invalidity or setting aside had not occurred.

                    (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder at a time when such payment or distribution is prohibited by Section 7.03(a) and before all obligations in respect of Guarantor Senior Indebtedness of such Guarantor are paid in full, in cash or cash equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Indebtedness of such Guarantor (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees under any indenture pursuant to which any such Guarantor Senior Indebtedness may have been issued, as their respective interests appear, for application to the payment of Guarantor Senior Indebtedness remaining unpaid until all such Guarantor Senior Indebtedness has been paid in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

                    (d) The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another Person or the liquidation or dissolution of any Guarantor following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another Person upon the terms and conditions provided in Article Nine of the Subordinated Indenture shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 7.03 if such other Person shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, comply (to the extent required) with the conditions stated in Article Nine of the Subordinated Indenture.

                    SECTION 7.04 Subrogation.

                    (a) Upon the payment in full of all Guarantor Senior Indebtedness of any Guarantor in cash or cash equivalents, the Holders shall be subrogated to the rights of the holders of Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of such Guarantor made on such Guarantor Senior Indebtedness until the principal of and interest on the Securities and any Coupons appertaining thereto shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Guarantor Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article Seven, and no payment pursuant to the provisions of this Article Seven to the holders of Guarantor Senior Indebtedness by Holders or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of Guarantor Senior Indebtedness, and the Holders, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Indebtedness. It is understood that the provisions of this Article Seven are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Guarantor Senior Indebtedness, on the other hand.

                    (b) If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Seven shall have been applied, pursuant to the provisions of this Article Seven, to the payment of all amounts payable under the Guarantor Senior Indebtedness of a Guarantor, then, and in such case, the Holders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distributions received by such holders of such Guarantor Senior Indebtedness in excess of the amount required to make payment in full, in cash or cash equivalents, of such Guarantor Senior Indebtedness of such holders.

                    SECTION 7.05 Obligations of Guarantors Unconditional.

                    (a) Nothing contained in this Article Seven or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among any Guarantor and the Holders, the obligation of such Guarantor, which, pursuant to the Note Guarantee of such Guarantor is absolute and unconditional, to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of such Guarantor other than the holders of the Guarantor Senior Indebtedness of such Guarantor, nor shall anything herein or therein prevent the Holders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Seven of the holders of the Guarantor Senior Indebtedness of such Guarantor.

                    (b) Without limiting the generality of the foregoing, nothing contained in this Article Seven will restrict the right of the Trustee or the Holders to take any action to declare the Notes to be due and payable prior to their maturity pursuant to Section 5.01 of the Subordinated Indenture or to pursue any rights or remedies hereunder; provided, however, that all Guarantor Senior Indebtedness of a Guarantor then due and payable or thereafter declared to be due and payable shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee are entitled to receive any direct or indirect payment from such Guarantor on account of its Note Guarantee.

                    SECTION 7.06 Notice to Trustee.

                    (a) Each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor that would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of its Note Guarantee, Article Six of this Supplemental Indenture and this Article Seven. The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Guarantor Senior Indebtedness or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of a Guarantor, or by a holder of Guarantor Senior Indebtedness or trustee or agent thereof; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Six of the Subordinated Indenture, be entitled to assume that no such facts exist; provided that, if the Trustee shall not have received the notice provided for in this Section 7.06 at least two Business Days prior to the date upon which, by the terms of this Indenture, any monies shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Note), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from such Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Notes prior to such application. Nothing contained in this
Section 7.06 shall limit the right of the holders of Guarantor Senior Indebtedness to recover payments as contemplated by this Article Seven. The foregoing shall not apply if the paying agent is such Guarantor. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness or a trustee or representative on behalf of any such holder.

                    (b) In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article Seven, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Seven and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                    SECTION 7.07 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities referred to in this Article Seven, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Guarantor Senior Indebtedness and other Indebtedness of a Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Seven.

                    SECTION 7.08 Trustee's Relation to Guarantor Senior Indebtedness.

                    (a) The Trustee and any paying agent shall be entitled to all the rights set forth in this Article Seven with respect to any Guarantor Senior Indebtedness that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any paying agent of any of its rights as such holder.

                    (b) With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Seven, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness (except as provided in Section 7.02(c) and Section 7.03(c)).

                    SECTION 7.09 Subordination Rights Not Impaired by Acts or Omissions of Guarantors or Holders of Guarantor Senior Indebtedness. No right of any present or future holders of any Guarantor Senior Indebtedness of any Guarantor to enforce subordination as provided in this Article Seven will at any time in any way be prejudiced or impaired by any act or failure to act on the part of such Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by such Guarantor with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article Seven are intended to be for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Indebtedness.

                    SECTION 7.10 Holders Authorize Trustee to Effectuate Subordination of Note Guarantees. Each Holder, by such Holder's acceptance of any Notes, authorizes and expressly directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Seven, and appoints the Trustee such Holder's attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the property and assets of such Guarantor, the filing of a claim for the unpaid balance of its Notes in the form required in those proceedings. If the Trustee does not file a proper claim or proof of indebtedness in the form required in such proceeding at least 30 days before the expiration of the time to file such claim or claims, each holder of Guarantor Senior Indebtedness is hereby authorized to file an appropriate claim for and on behalf of the Holders.

                    SECTION 7.11 Not to Prevent Events of Default. The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Seven will not be construed as preventing the occurrence of an Event of Default.

                    SECTION 7.12 Trustee's Compensation Not Prejudiced. Nothing in this Article Seven will apply to amounts due to the Trustee pursuant to other sections of the Indenture.

                    SECTION 7.13 No Waiver of Subordination Provisions. Without in any way limiting the generality of Section 7.09, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Seven or the obligations hereunder of the Holders to the holders of such Guarantor Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which such Guarantor Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Guarantor Senior Indebtedness; (c) release any Person liable in any manner for the collection of such Guarantor Senior Indebtedness; and (d) exercise or refrain from exercising any rights against a Guarantor with respect to such Guarantor Senior Indebtedness and any other Person.

                    SECTION 7.14 Payments May Be Paid Prior to Dissolution. Nothing contained in this Article Seven or elsewhere in this Indenture shall prevent (i) a Guarantor, except under the conditions described in Section 7.02 or Section 7.03, from making payments under the Note Guarantee of such Guarantor with respect to the principal of and interest on the Notes, or from depositing with the Trustee any money for such payments, or (ii) the application by the Trustee of any money deposited with it for the purpose of making such payments of principal of and interest on the Notes to the Holders entitled thereto unless, at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in
Section 7.02(b) (or there shall have been an acceleration of the Securities or any Coupons appertaining thereto prior to such application) or in Section 7.06. Each Guarantor shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of such Guarantor.

                                  ARTICLE EIGHT

                            Miscellaneous Provisions

                    SECTION 8.01 Ratification of Subordinated Indenture.

                    Except as expressly modified or amended hereby, the Subordinated Indenture continues in full force and effect and is in all respects confirmed and preserved.

                    SECTION 8.02 Supplemental Indenture.

                    Notwithstanding any provision to the contrary in Section
8.02 of the Subordinated Indenture, no supplemental indenture entered into by the Issuer and the Trustee in accordance with Article Eight of the Subordinated Indenture shall, without the consent of the Holder of each Outstanding Note affected thereby, change or eliminate any of such Holder's rights under Articles Three and Four hereof, or modify Articles Six or Seven hereof in a manner adverse to such Holder.

                    It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

                    SECTION 8.03 Governing Law.

                    This Supplemental Indenture and each Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the internal laws of such State, except as may otherwise be required by mandatory provisions of law. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions.

                    SECTION 8.04 Counterparts.

                  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                    SECTION 8.05 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                            [Signature page follows]

                    IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.

                             PROTECTION ONE ALARM MONITORING, INC.,
                             as Issuer

                             By:____________________________________
                                Name:
                                Title:

                             PROTECTION ONE, INC.,
                             as Parent Company

                             By:____________________________________
                                Name:
                                Title:

                             STATE STREET BANK AND TRUST COMPANY,
                             as Trustee

                             By:____________________________________
                                Name:
                                Title:

                                                          Exhibit A to
                                                          Supplemental Indenture

                             [FORM OF FACE OF NOTE]

[For global Note only:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY," WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE NOTES) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. (OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A NOTE IN DEFINITIVE REGISTERED FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.]

No. ____________                                          CUSIP No. 743 659 AL8

                      PROTECTION ONE ALARM MONITORING, INC.

              6 3/4% Convertible Senior Subordinated Note due 2003

                  PROTECTION ONE ALARM MONITORING, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Issuer"),
for value received, hereby promises to pay to        , or registered assigns,
the principal sum of       DOLLARS on September 15, 2003 at the agency of the
Issuer in the Borough of Manhattan, The City of New York, New York, or at such other office or agency of the Issuer as may be maintained for such purpose, in such coin or currency of The United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered Holder hereof, as hereinafter provided, interest on said principal sum at the rate per annum specified in the title of this Note, in like coin or currency, semiannually on March 15 and September 15 of each year, commencing March 15, 1997. Interest shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from September 20, 1996. The interest so payable on any March 15 and September 15 will, subject to certain exceptions provided in the Supplemental Indenture hereinafter referred to, be paid to the Person in whose name this Note is registered at the close of business on March 1 and September 1, as the case may be, next preceding such March 15 and September 15 whether or not such March 1 and September 1 is a Business Day. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. At the option of the Issuer, payments of principal and interest on the Notes may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Holders of the Notes or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the register of Holders of the Notes; provided, however, that payments to The Depository Trust Company ("DTC") shall be made by wire transfer of immediately available funds to the account of DTC or its nominee.

                  As provided in the Supplemental Indenture, this Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the internal laws of such State, except as may otherwise be required by mandatory provisions of law.

                  Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of, premium, if any, and interest on the Notes to the prior payment in full of all Senior Indebtedness, as defined in the Supplemental Indenture, and provisions giving the Holder of this Note the right to convert this Note into Common Stock of Protection One, Inc., a Delaware corporation (the "Parent Company"), on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Supplemental Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized Authenticating Agent under the Senior Indenture and Supplemental Indenture referred to on the reverse hereof.

                    IN WITNESS WHEREOF, PROTECTION ONE ALARM MONITORING, INC. has caused this instrument to be duly executed under its corporate seal.

Dated:

                                            PROTECTION ONE ALARM MONITORING,INC.

                                            By:_________________________________
                                               Name:
                                               Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Notes described in the within-mentioned Supplemental Indenture.

                                            STATE STREET BANK AND TRUST COMPANY,
                                            as Trustee

                                            By:_________________________________
                                               Authorized Officer

                            [FORM OF REVERSE OF NOTE]

                      PROTECTION ONE ALARM MONITORING, INC.

              6 3/4% Convertible Senior Subordinated Note due 2003

                  This Note is one of a duly authorized issue of Securities of the Issuer known as its 6 3/4% Convertible Senior Subordinated Notes due 2003 (herein referred to as the "Notes"), limited to the aggregate principal amount of $90,000,000 (or $103,500,000 if the over-allotment option set forth in Section 3 of the Underwriting Agreement dated September 16, 1996 (as amended from time to time by the parties thereto) by and between the Issuer and the Parent Company and Morgan Stanley & Co., Incorporated, Bear, Stearns & Co., Inc. and Montgomery Securities is exercised in full), all issued under and pursuant to an Indenture, dated as of August 29, 1996 (herein referred to as the "Subordinated Indenture"), between the Issuer, the Parent Company and State Street Bank and Trust Company, a Massachusetts trust company, as trustee (the "Trustee"), to which Subordinated Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Issuer, the Parent Company, the Trustee and the Holders of the Notes. This Note is one of the series designated on the face hereof, and is issued pursuant to an indenture supplemental to the Subordinated Indenture, dated as of September 20, 1996, from the Issuer and the Parent Company to the Trustee, relating to the Notes of this series (the "Supplemental Indenture").

                  In case an Event of Default, as defined in the Subordinated Indenture, shall have occurred and be continuing, the principal of and accrued interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Subordinated Indenture.

                  The Subordinated Indenture and the Supplemental Indenture contain provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Subordinated Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Subordinated Indenture, the Supplemental Indenture or of any other supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Note, or impair or affect the right of any Noteholder to institute suit for the payment thereof, or modify the provisions of the Supplemental Indenture with respect to the subordination of the Notes in a manner adverse to the Noteholders in any material respect, or change the obligation of the Issuer to make redemption of any Note upon the happening of a

Fundamental Change in a manner adverse to the Holder of the Notes, or impair the right to convert the Notes into Common Stock of the Parent Company subject to the terms set forth in the Supplemental Indenture, including Article Four thereof, without the consent of the Holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Note then outstanding. It is also provided in the Subordinated Indenture that, prior to any declaration accelerating the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Subordinated Indenture and its consequences except a Default in respect of a covenant or provision of the Subordinated Indenture or the Supplemental Indenture which cannot be modified or amended without the consent of the Holder of each Note affected. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Subordinated Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitute hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

                  The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Supplemental Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Supplemental Indenture) of the Issuer, whether outstanding at the date of the Supplemental Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Supplemental Indenture with respect to such subordination. Each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as such Holder's attorney-in-fact for such purpose.

                  No reference herein to the Subordinated Indenture or to the Supplemental Indenture and no provision of this Note or of the Subordinated Indenture or of the Supplemental Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Subordinated Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration, transfer or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

                  The Notes will not be redeemable at the option of the Issuer prior to September 19, 1999. At any time on or after September 19, 1999, and prior to maturity the Notes may be redeemed, subject to certain circumstances specified in the Supplemental Indenture, at the option of the Issuer as a whole, or from time to time in part, upon mailing a notice of such redemption not less than 30 days before the date fixed for redemption to the Holders of Notes at their last registered addresses, all as provided in the Supplemental Indenture, at the following optional redemption prices (expressed as percentages of the principal amount), together in each case with accrued interest to, but excluding, the date fixed for redemption.

           If redeemed during the 12-month period beginning September 15:

         Year              Percentage                Year              Percentage

         1999 . . . . . . . .  103.587%              2001 . . . . . . . .   101.929%
         2000 . . . . . . . .  102.893               2002 . . . . . . . .   100.964

and 100% at September 15, 2003; provided that if the date fixed for redemption is on March 15 or September 15, then the interest payable on such date shall be paid to the Holder of record on the next preceding March 1 or September 1, respectively.

                    The Notes are not subject to redemption through the operation of any sinking fund.

                  If a Fundamental Change (as defined in the Supplemental Indenture) occurs at any time prior to September 15, 2003, the Notes will be redeemable on the 30th day after notice thereof at the option of the Holder. Such payment shall be made at the following prices (expressed as percentages of the principal amount) in the event of a Fundamental Change occurring during the 12-month period beginning September 15:

         Year              Percentage                Year              Percentage

         1996 . . . . . . . .   106.750%             2000 . . . . . . . .  102.893%
         1997 . . . . . . . .   105.786              2001 . . . . . . . .  101.929
         1998 . . . . . . . .   104.821              2002 . . . . . . . .  100.964
         1999 . . . . . . . .   103.857

and 100% at September 15, 2003; provided in each case that if the Applicable Price (as defined in the Supplemental Indenture) is less than the Reference Market Price (as defined in the Supplemental Indenture), the Issuer shall redeem such Notes at a price equal to the foregoing repayment price multiplied by the fraction obtained by dividing the Applicable Price by the Reference Market Price. In each case, the Issuer shall also pay accrued interest, if any, on such Notes to, but excluding, the repayment date; provided that if such repayment date is March 15 or September 15, then the interest payable on such date shall be paid to the Holder of record of the Note on the next preceding March 1 or September 1. The Issuer shall mail to all Holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the redemption right arising as a result thereof on or before the 10th day after the occurrence of such Fundamental Change. For a Note to be so repaid at the option of the Holder, the Issuer must receive at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, such Note with the form entitled "Option to Elect Repayment Upon a Fundamental Change" on the reverse thereof duly completed, together with such Notes duly endorsed for transfer, on or before the 30th day after the date of such notice (or if such 30th day is not a Business Day, the immediately preceding Business Day).

                  Subject to the provisions of the Supplemental Indenture, the Holder hereof has the right, at its option, at any time after 90 days following the latest date of original issuance of the Notes and prior to the close of business on September 15, 2003, or, as to all or any portion hereof called for redemption, prior to the close of business on the Business Day immediately preceding the date fixed for redemption (unless the Issuer shall default in payment due upon redemption thereof), to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into that number of shares of Common Stock of the Parent Company, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Note or portion thereof to be converted by the Conversion Price of $17.95 or such Conversion Price as adjusted from time to time as provided in the Supplemental Indenture, upon surrender of this Note, together with the form entitled "Conversion Notice" on the reverse thereof duly completed, as provided in the Supplemental Indenture, to the Parent Company at the office or agency of the Parent Company maintained for that purpose in accordance with the terms of the Supplemental Indenture, or at the option of such Holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Parent Company duly executed by, the Holder or by such Holder's duly authorized attorney. No adjustment in respect of interest or dividends will be made upon any conversion; provided, however, that if this Note shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the interest payment date, this Note (unless it or the portion being converted shall have been called for redemption during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the interest payment date) must be accompanied by an amount, in New York Clearing House funds or other funds acceptable to the Parent Company, equal to the interest payable on such interest payment date on the principal amount being converted. No fractional shares will be issued upon any conversion, but an adjustment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

                  Any Notes called for redemption, unless surrendered for conversion on or before the close of business on the date fixed for redemption, may be deemed to be purchased from the Holder of such Notes at an amount equal to the applicable redemption price, together with accrued interest to (but excluding) the date fixed for redemption, by one or more investment bankers or other purchasers who may agree with the Issuer to purchase such Notes from the Holders thereof and convert them into Common Stock of the Parent Company and to make payment for such Notes as aforesaid to the Trustee in trust for such Holders.

                  Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Subordinated Indenture, or at the option of the Holder of this Note, at the Corporate Trust Office, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

                  The Issuer, the Parent Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or any Note registrar), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Issuer nor the Parent Company nor the Trustee nor any other authenticating agent nor any paying agent nor any other conversion agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

                  No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Issuer or the Parent Company or of any successor corporation thereto, either directly or through the Issuer or the Parent Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  The Issuer's obligations under the Notes are guaranteed on a senior subordinated basis, jointly and severally, by the Parent Company and by each Subsidiary of Parent Company which becomes a Guarantor pursuant to the provisions of the Subordinated Indenture.

                  Terms used in this Note and defined in the Subordinated Indenture or the Supplemental Indenture, as the case may be, are used herein as therein defined.

                                CONVERSION NOTICE

To:      PROTECTION ONE, INC.

         The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Protection One, Inc. in accordance with the terms of the Supplemental Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will check the appropriate box below and pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:____________________________

                                            ____________________________________


                                            ____________________________________
                                            Signature(s)

                                            NOTICE: The above signatures of the
                                            Holder(s) hereof must correspond
                                            with the name as written upon the
                                            face of the Note in every particular
                                            without alteration or enlargement or
                                            any change whatever.

                                            Principal amount to be converted (if
                                            less than all):

                                                               $
                                                                 ______________

                                            ___________________________________
                                            Social Security or Other Taxpayer
                                            Identification Number

                                            Signature(s) must be guaranteed by a
                                            commercial bank or trust company or
                                            a member firm of a major stock
                                            exchange if shares of Common Stock
                                            of the Parent Company are to be
                                            issued, or Notes to be delivered,
                                            other than to and in the name of the
                                            registered Holder.

                                            ------------------------------------
                                                       Signature Guarantee

                                   ASSIGNMENT

FOR VALUE RECEIVED, _____________________ hereby sell(s), assign(s) and transfer(s) unto_________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _______________________ attorney to transfer the said Note on the books of the Issuer, with full power of substitution in the premises.

Dated:________________________              ____________________________________

                                            ____________________________________
                                            Signature(s)

                                            NOTICE: The above signatures of the
                                            Holder(s) hereof must correspond
                                            with the name as written upon the
                                            face of the Note in every particular
                                            without alteration or enlargement or
                                            any change whatever.

                                            Principal amount to be assigned (if
                                            less than all):

                                                          $
                                                            _________

                                            ___________________________________
                                            Social Security or Other Taxpayer
                                            Identification Number

                                            Signature(s) must be guaranteed by a
                                            commercial bank or trust company or
                                            a member firm of a major stock
                                            exchange if shares of Common Stock
                                            are to be issued, or Notes to be
                                            delivered, other than to and in the
                                            name of the registered Holder.

                                            ____________________________________
                                                     Signature Guarantee

                            OPTION TO ELECT REPAYMENT

                            UPON A FUNDAMENTAL CHANGE

To:      PROTECTION ONE ALARM MONITORING, INC.

         The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Protection One Alarm Monitoring, Inc. (the "Issuer") as to the occurrence of a Fundamental Change with respect to the Issuer and requests and instructs the Issuer to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the redemption price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Dated:________________________              ____________________________________

                                            ____________________________________
                                            Signature(s)

                                            NOTICE: The above signatures of the
                                            Holder(s) hereof must correspond
                                            with the name as written upon the
                                            face of the Note in every particular
                                            without alteration or enlargement or
                                            any change whatever.

                                            Principal amount to be repaid (if
                                            less than all):

                                                     $
                                                      ________________


                                            ___________________________________
                                            Social Security or Other Taxpayer
                                            Identification Number

                                            Signature(s) must be guaranteed by a
                                            commercial bank or trust company or
                                            a member firm of a major stock
                                            exchange if shares of Common Stock
                                            are to be issued, or Notes to be
                                            delivered, other than to and in the
                                            name of the registered Holder.

                                            ------------------------------------
                                                    Signature Guarantee

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -      as tenants in common                  UNIF GIFT MIN ACT- __________Custodian________
TEN ENT -      as tenants by the                                                (Cust)                 (Minor)
               entireties                                              under Uniform Gifts to Minors Act
JT TEN -       as joint tenants with
               right of survivorship                 ______________________________________
               and not as tenants in                                            (State)
               common

                    Additional abbreviations may also be used
                          though not in the above list.